CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment #1185 and Amendment #1187 to the Registration Statement on Form N-1A of Advisors Series Trust and to the use of our report dated November 26, 2025 on the financial statements and financial highlights of Poplar Forest Partners Fund and Poplar Forest Cornerstone Fund, each a series of the Advisor Series Trust appearing in Form N-CSR for the year ended September 30, 2025, which are also incorporated by reference into the Registration Statement

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
January 23, 2026